UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

____________________

Date of report (Date of earliest event reported): January 7, 2010

THE PENN TRAFFIC COMPANY
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-8858 (Commission File Number)	25-0716800 (IRS Employer Identification No.)

1200 State Fair Boulevard
Syracuse, New York 13221-4737
(Address of Principal Executive Offices) (Zip Code)

(315) 453-7284
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

As previously disclosed, on November 18, 2009, The Penn Traffic Company, and each of its direct and indirect subsidiaries, including Penny Curtiss Baking Company, Inc. (“PCBC”) and Big M Supermarkets, Inc. (together with the Company and PCBC, the “Debtors”) filed voluntary petitions (the “Chapter 11 Petitions”) for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).  The Debtors are continuing to manage their properties and operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and no trustee or examiner has been appointed in the Company’s case.

Asset Purchase Agreement with Tops Markets, LLC

On January 7, 2010, the Company entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Tops Markets, LLC (“Tops”) pursuant to which the Company has agreed to sell Tops substantially all the assets of the Company (the “Company’s Business”) in exchange for $85.0 million (the “Purchase Price”) and the assumption of certain liabilities associated with these operations.  The Asset Purchase Agreement is subject to approval by the Bankruptcy Court. Tops entered into the agreement as a “stalking horse” bidder, and the purchase of the Company’s Business is subject to the Company’s receipt of higher or otherwise better offers pursuant to specified bidding procedures and an auction process to be conducted under the supervision of the Bankruptcy Court.  Tops agreed to make a $12,500,000 deposit towards the purchase price prior to January 13, 2009.  $5.0 million of the Purchase Price will be placed in escrow at closing and repaid to Tops in the event of downward adjustments in the purchase price to the extent: (1) the Company’s inventory levels are less than $38.0 million at the closing, (2) the assets to be acquired by Tops are damaged in an amount exceeding $1.0 million prior to the closing, or (3) the value of the assets to be acquired by Tops is reduced due to Tops being unable to re-brand and remodel any of the Company’s supermarkets because lessor(s) of such facilities have failed to consent or waive applicable restrictions.  As additional consideration for the sale, the Company also obtained: (a) an agreement with C&S Wholesale Grocers, Inc. (“C&S”) to reduce claims asserted by C&S against the Company’s Business by approximately $27.0 million, among other things (the “C&S Agreement”) and (b) agreements with the United Food and Commercial Workers, Local One (the “UFCW”) and the UFCW Local One Pension Fund (the “Plan”) to reduce claims asserted by UFCW and the Plan against the Company’s Business by approximately $72 million (the “UFCW Agreements”).

The closing of the sale of the Company’s Business under the Asset Purchase Agreement is conditioned upon the Company and Tops entering into: (1) a transition services agreement providing that the Company will provide services to Tops to facilitate the transfer of the Company’s Business (the “Transition Services Agreement”), (2) an Agency Agreement authorizing Tops to act as the Company’s agent to sell the merchandise at and conduct going out of business sales at certain of the Company’s stores (the “Agency Agreement”), and (3) an Interim Operating Agreement authorizing Tops to act as the Company’s agent to operate certain of the Company’s stores pending Tops’ decision to assume or reject unexpired leases of the stores (the “Interim Operating Agreement”).

Tops and the Company have also made customary representations, warranties and covenants in the Asset Purchase Agreement, including, among others, a covenant by the Company to operate the Company’s Business in the ordinary course during the performance of the Asset Purchase Agreement.  Tops may terminate the Asset Purchase Agreement if the Company enters into a definitive agreement regarding sale of all or a portion of the Company’s Business in an alternative transaction, and in such case would be entitled to the return of its deposit, as well as a break-up fee of $2,550,000 upon the closing of such alternative transaction, subject to the Bankruptcy Court’s allowance of such fee as an administrative expense.  The Asset Purchase Agreement may also be terminated by either the Company or Tops upon the occurrence of other specified events.

On January 8, 2010, the Bankruptcy Court approved the Tops break-up fee described above, as well as bidding procedures for the Company’s solicitation of higher or better offers.  The approved bidding procedures specify that the deadline for submission of bids competing with the Asset Purchase Agreement is 12:00 p.m. (prevailing Eastern Time) on January 19, 2010.  If at least one qualified bid is submitted by this deadline, an auction will be held with respect to the Company’s Business no later than 4:00 p.m. (prevailing Eastern Time) on January 21, 2010.  A hearing to approve the winning bid will be held on or before January 25, 2010.

The foregoing description of the terms of the Asset Purchase Agreement is qualified in its entirety by reference to the Asset Purchase Agreement, which is filed herewith as Exhibit 2.1.

 The Asset Purchase Agreement has been included to provide securityholders with information regarding its terms.  This was not intended to provide any other factual information about the Debtors.  The representations, warranties and covenants contained in the Asset Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of such agreement.  The representations and warranties in the Asset Purchase Agreement may have been made for the purposes of allocating contractual risk between the parties to such agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Prior Agreement with Price Chopper

As previously disclosed, on December 15, 2009, the Company, as successor to P & C Food Markets, Inc. entered into an asset purchase agreement with Price Chopper Operating Co., Inc. (“Price Chopper”) pursuant to which the Company had agreed to sell Price Chopper substantially all the assets used in the operation of 22 of the Company’s retail stores, in exchange for $54.0 million and the assumption of certain liabilities associated with these operations (the “Prior Asset Purchase Agreement”).  Due to the Company’s entry into the Asset Purchase Agreement described above, the Bankruptcy Court authorized the Company to withdraw its motion for approval of the Prior Asset Purchase Agreement on January 8, 2010.

Prior Comprehensive Agency Agreement with Hilco

On January 3, 2010, the Debtors entered into a Comprehensive Agency Agreement (the “Agency Agreement”) with a joint venture comprised of Hilco Merchant Resources, LLC and Hilco Real Estate Holdings, LLC (such joint venture, the “Agent”) pursuant to which the Debtors appointed the Agent and the Agent agreed to serve as the Debtors’ exclusive agent for the purpose of the sale or other disposition of all the Debtors’ assets other than the PC Stores, the Debtors’ intellectual property, and information technology located in the Debtors’ distribution centers.  Due to the Company’s entry into the Asset Purchase Agreement described above, the Bankruptcy Court authorized the Company to withdraw its motion for approval of the Agency Agreement on January 8, 2010.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit

2.1	Asset Purchase Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PENN TRAFFIC COMPANY (Registrant)

By:	/s/ Daniel J. Mahoney
	Name:	Daniel J. Mahoney
	Title:	SVP, General Counsel

Date: January 12, 2010